Exhibit 10.13

ENGAGESMART, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made as of October 21, 2021 (the “Effective Date”), by and between EngageSmart, Inc., a Delaware corporation (the “Company”), and Thomas Griffin (“Executive”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement (as defined below).

RECITALS

A.
The Company and Executive are parties to that certain Employment Agreement, dated as of September 22, 2021 (the “Employment Agreement”).
B.
Pursuant to Section 10(i) of the Employment Agreement, the Employment Agreement may only be modified or amended by a written instrument signed by both parties.
C.
Subject to the terms herein, the Company and Executive desire to amend the Employment Agreement.

AGREEMENT

In consideration of the covenants and undertakings contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.
Amendment to Employment Agreement.
a.
Section 2(b)(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $400,000 per annum. The Base Salary shall be reviewed annually by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) and may be increased from time to time by the Compensation Committee in its sole discretion. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than monthly. The Base Salary may be increased in the Compensation Committee’s discretion, but not reduced, and the term “Base Salary” as utilized in this Agreement shall refer to the Base Salary as so increased.

2.
Incorporation. This Amendment shall be and hereby is incorporated into and forms a part of the Employment Agreement. Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

3. Further Actions. Executive agrees to take any and all actions, and to execute and deliver any and all documents, that may be requested by the Company in order to accomplish the transactions contemplated by this Amendment or to effectuate the intent hereof.

4. Tax Consequences. The Company is making no warranties or representations to Executive with respect to the tax consequences of the transactions contemplated by this Amendment. Executive is hereby advised to consult with Executive’s own personal legal, accounting, tax and/or financial professional advisors with respect to the tax consequences associated with transactions contemplated by this Amendment.

6. Governing Law. This Amendment shall be construed, administered and enforced according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed, effective as of the Effective Date.

ENGAGESMART, INC.

a Delaware corporation

By: /s/ Cassandra Hudson

Name: Cassandra Hudson

Title: CFO

EXECUTIVE

/s/ Thomas Griffin

Name: Thomas Griffin

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